EXHIBIT 10(b)
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                              AMENDMENT TO
                   THE BANK OF NEW YORK COMPANY, INC.
                     1999 LONG-TERM INCENTIVE PLAN


          WHEREAS, the 1999 Long-Term Incentive Plan of The Bank of New York Company, Inc.(the "Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc., effective as of January 1, 1999; and

          WHEREAS, Section 16 of the Plan provides that the Board of Directors may amend the Plan at any time, except in certain respects not material hereto; and

          WHEREAS, the Board of Directors desires to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended, effective as of July 11, 2000, by amending Section 11 thereof in its entirety to read as follows:

          11. CHANGE IN CONTROL. In the event of a Change in Control, as hereinafter defined, (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) 200% of all performance shares granted in the form of shares of Stock or share units shall be deemed to be earned in full and fully vested, (iv) 200% of all performance shares granted in the form of share units shall be paid in cash, and (v) each Participant who holds a stock option that is not exercisable in full shall be entitled to receive a cash payment as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the higher of the final offer price per share paid for the Common Stock or the highest Fair Market Value of the Common Stock during the 90-day period ending on the date of the Change in Control or (B) in the event the Change in Control is the result of any other occurrence, the highest Fair Market Value of the Common Stock during the 90-day period ending on the date of the Change in Control. The amount to be paid in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price of such stock option. Notwithstanding the

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foregoing, if a Change in Control occurs under clause (C) of the definition thereof, the transaction described in clause (C) is conditioned on qualifying for "pooling of interests" accounting treatment or similar accounting treatment and the arrangements described in clause (iii) or (iv) would prevent such qualification under applicable accounting standards, then (a) all performance shares granted in the form of shares of stock or share units shall be converted to restricted stock of the Surviving Corporation or, if applicable, the Parent Corporation and shall be deemed fully vested at the end of the applicable performance period; and (b) all outstanding restricted stock and stock options shall be converted to restricted stock or stock options, as applicable, of the Surviving Corporation or the Parent Corporation with the vesting provisions of the original awards thereof, provided that, (x) if the Participant has entered into a change in control severance agreement with the Company (a "CIC Severance Agreement") and within 24 months after the Change in Control the employment of such Participant is terminated by the Company or a subsidiary without "Cause" (as defined in the CIC Severance Agreement) or by the Participant for "Good Reason" (as defined in the CIC Severance Agreement), all restricted shares and stock options shall be deemed fully vested on the date of the Participant's termination of employment and (y) if the Participant has not entered into a CIC Severance Agreement, all restricted shares and stock options shall be deemed fully vested if within 24 months after the Change in Control the Participant's employment is terminated without "cause" or for "good reason," as such terms are defined in the applicable Award Agreement or, if not defined therein, as defined below, and (ii) if a Change in Control occurs under clause (D) of the definition thereof, 100% of all performance shares granted in the form of shares of Stock or share units shall be deemed to be earned in full and 100% of all performance shares granted in the form of share units shall be paid in cash. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company. If such terms are not otherwise defined in a Participant's Award Agreement, "cause" shall mean the Participant's having (a) breached any fiduciary duties to the Company or any of its subsidiaries, (b) failed in a willful and continued manner to substantially perform his or her duties and responsibilities after a demand for substantial performance is delivered to the Participant by a direct supervisor or any more senior executive, which specifically identifies the manner in which the direct supervisor or executive believes that the Participant has not substantially performed his duties, (c) been convicted of, or have entered a plea of guilty or nolo contendere to, a felony or a lesser crime or offense (other than a minor traffic offense), or
(d) violated the Company's Code of Conduct (or successor rules governing the conduct of the Company's employees) making the Participant subject to dismissal pursuant to the standards set forth therein and "good reason" shall mean a reduction of the Participant's base salary, the imposition of a requirement that the Participant's business be conducted from a location greater than 35 miles away from the location in which the Participant's business was conducted immediately prior to the Change in Control, or if the

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Company's Chief Executive Officer immediately prior to such Change in Control is not then serving as Chief Executive Officer of the Surviving Corporation and the Parent Corporation (if applicable), a reduction in the sum of the Participant's base annual salary and discretionary bonus compensation for any fiscal year of the Company from the amount thereof for the Company's prior fiscal year.

          A "Change in Control" shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); provided, however, that the event described in this clause (A) shall not be deemed to be a Change in Control if (x) it involves the acquisition of the Company's Voting Securities from the Company in connection with the acquisition by the Company of a business or operations of or controlled by such person, (y) a majority of the Incumbent Directors (as defined below) approve a resolution providing expressly that such acquisition does not constitute a Change in Control under this Section 11 and (z) such person does not become the beneficial owner of 35% or more of the Company's Voting Securities; or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence)whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination (each such new director shall also be deemed to be an Incumbent Director) cease for any reason to constitute a majority of the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors, as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board or as a result of an actual or threatened acquisition of 25% or more of the Company's Voting Securities shall be deemed to be an Incumbent Director; or (C) there occurs the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the

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issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) at least 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination and (ii) after giving effect to the Business Combination, at least (I) a majority of the members of the board of directors of the Surviving Corporation and of any corporation that owns 25% or more but less than 50% of the Voting Securities of the Surviving Corporation or (II) a majority of the members of the board of directors of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation, were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company; or (E) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

          Notwithstanding anything contained herein to the contrary, if a Change in Control occurs under clause (C) of the definition thereof, no amendment to the provisions of this Section which is adopted in connection with or as a consequence of the Change in Control shall be effective if it adversely affects a Participant unless the Company's Chief Executive Officer immediately prior to such Change in Control serves as Chief Executive Officer for 2 years thereafter of the Surviving Corporation and, if applicable, of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation.


          IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 11th day of July, 2000.


ATTEST:                                     \s\  Gerald L. Hassell
                                            ----------------------

\s\  Patricia A. Bicket
-----------------------
    Assistant Secretary